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                                                                     Exhibit 3.1

                         CERTIFICATE OF INCORPORATION
                                      OF
                      SOUTHPOINT STRUCTURED ASSETS, INC.

     First. The name of the corporation is Southpoint Structured Assets, Inc. (the "Corporation").

     Second. The address of the Corporation's registered office in the State of Delaware is 900 Market Street, Suite 200, Wilmington, Delaware 19801, in the County of New Castle. The name of its registered agent at such address is Griffin Corporate Services, Inc.

     Third. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any of the following acts or activities:

          (a) acting as settlor or depositor of trusts formed to issue securities ("Securities") consisting of: participation certificates representing beneficial interests in, or bonds, notes and other debt securities secured by, (i) bonds, notes and other evidences of indebtedness, and participation certificates evidencing beneficial interests therein, the interest on which is exempt from federal income taxation or excludable from gross income for federal income tax purposes;
     (ii) bonds, notes and other evidences of indebtedness of any other type or kind, including, without limitation, evidences of indebtedness that are unsecured or that are secured by mortgage-related assets or secured by other assets of every type or kind, and participation certificates evidencing beneficial interests in any of the foregoing; (iii) mortgage pass-through certificates (A) guaranteed and/or issued by the Government National Mortgage Association; (B) issued by the Federal Home Loan Mortgage Corporation; (C) issued by the Federal National Mortgage Association; or
     (D) issued by a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or Federal government, or a limited purpose corporation organized for the purpose of, among other things, acquiring and selling mortgage loans to such trusts, and selling beneficial interests in such trusts; (iv) interest rate swaps, interest rate caps, any other kinds of swap contracts, exchange contracts, hedging contracts and financial contracts and instruments of every other type or kind; (v) participation certificates representing beneficial interests in assets of any type or types described in clauses (i), (ii) (iii) or (iv) above; and (vi) debt or equity instruments evidencing rights to receive payments or distributions out of amounts received from any of the foregoing; (such property and assets described in clauses (i) through (vi) hereinafter referred to as "Depositable Assets");

          (b) acquiring, owning, holding, selling, assigning, pledging or otherwise dealing with Depositable Assets and any other property to be deposited therewith;

          (c) acquiring any letter of credit, guaranty, loan agreement, standby letter of credit or loan facility, surety bond, financial guaranty insurance policy or other similar financial guaranty or credit enhancement or liquidity enhancement contract or instrument to be deposited with Depositable Assets;
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          (d) entering into loan, liquidity or other financing agreements or similar financial contracts or incurring obligations of any type or kind in connection with the issuance of Securities;

          (e) authorizing, issuing, selling and delivering Securities;

          (f) authorizing, issuing, selling and delivering instruments evidencing the Corporation's indebtedness which is completely subordinated to any Securities, and to enter into agreements by which the Corporation incurs such indebtedness; and

          (g) engaging in any lawful act or activity and exercising any powers permitted to corporations organized under the General Corporation Law of Delaware (currently codified at Title 8 of the Delaware Code) (as may be amended, herein referred to as the "General Corporation Law of Delaware") that are incidental to the necessary or convenient for the accomplishment of the above mentioned business and purposes.

     Fourth. The Corporation shall have authority to issue ten thousand (10,000) shares of Common Stock. Each share of Common Stock shall have one cent ($.01) par value.

     Fifth. The board of directors (the "Board of Directors") of the Corporation is expressly authorized and empowered to adopt, alter or repeal the by-laws of the Corporation (the "By-Laws"), subject to any limitations set forth therein or in this Certificate of Incorporation, and subject to the power of the stockholders to alter the By-Laws adopted by the Board of Directors.

     Sixth. (a) Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

     (b) While the Corporation is solvent, the Corporation shall not (i) commence a voluntary case or consent to an involuntary case, for relief against the Corporation under Title 11 of the United States Code, 11 U.S.C. (S) (S) 101 et seq., or file a petition or an answer or consent to a petition seeking liquidation, reorganization or other relief under any applicable law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) for the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or, except as may be required by any fiduciary obligation of the Board of Directors or as may be required by applicable law, admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action; (ii) dissolve or liquidate, in whole or in part, merge or consolidate with or into any other entity, or convey or transfer all or substantially all of its properties and assets to any other entity, except as otherwise provided in Article Eight; (iii) incur, assume or guarantee any indebtedness for borrowed money or for the deferred purchase price of goods or services, except as specifically provided herein; or (iv) engage in any other action that bears upon whether the separate identity of the Corporation and its parent will be respected, or the assets of the Corporation will be

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consolidated with those of its parent under applicable Federal or state bankruptcy or insolvency law; in each such case without the unanimous consent of the Board of Directors, and the Independent Officer (each as defined in (c) below).

     (c) At all times, at least one-third of the directors serving on the Board of Directors and any Executive Committee of the Board of Directors ("Independent Directors") and at least one executive officer of the Corporation ("Independent Officer") shall be Independent Persons (as defined below) (except in the event of the resignation, death or removal of any such person in which event the vacancy shall be filled by another Independent Person). For purposes hereof, the term "Independent Person" means an individual who is not, and has not been within the preceding 12 months, (i) an owner of any shares of the common stock of the Corporation, or 10% or more of the voting securities of any Controlling Entity (as defined below), nor (ii) a director, officer or employee of any Controlling Entity; provided, however, that any such director and any such executive officer may be the same individual; provided, further, that the Independent Person serving as an executive officer and/or director of the Corporation may, if such individual satisfies the remaining requirements of the definition of "Independent Person", have retired from employment by a Controlling Entity (other than the direct parent of the Corporation) during the 12-month period preceding such individual's becoming an executive officer and/or director of the Corporation, and such individual may continue to receive compensation from a Controlling Entity (other than the direct parent of the Corporation) for services performed as an independent contractor, provided that such individual is not dependent on such compensation to maintain such individual's customary standard of living. For purposes hereof, the term "Controlling Entity" means any entity other than the Corporation (A) which owns beneficially, directly or indirectly, 10% or more of the outstanding shares of common stock of the Corporation, or which is otherwise in control of the Corporation, (B) of which 10% or more of the outstanding voting securities are owned beneficially, directly or indirectly, by any entity described in clause
(A) above or (C) which otherwise controls or is otherwise controlled by any entity described in clause (A) above; provided that for purposes of this definition the term "control" and "controlled by" shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933, as amended.

     Seventh. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission of the director that is not taken in good faith or which involves the intentional misconduct or a violation of law with such director's knowledge, or if such director, at the time of the act or omission, has reasonable cause to believe that the same is unlawful, (iii) under Section 174 of Title 8 of the General Corporation Law of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. If the General Corporation Law of Delaware is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended.

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     Eighth.  Notwithstanding any other provision of this Certificate of
Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the prior written consent of each of its Independent Directors and its Independent Officer, and of each nationally recognized rating agency which has rated the outstanding Securities, do any of the following:

          (a) engage in any business or activity other than the business and activities which the Corporation is permitted to engage in under Article Third;

          (b) dissolve or liquidate, in whole or in part, in accordance with applicable state non-bankruptcy law; or

          (c) consolidate or merge with or into any other entity, or permit any entity to consolidate or merge with or into the Corporation, or, convey transfer or lease its properties and assets substantially as an entirety to any entity, unless --

               (1) The corporation formed by such consolidation or into which the Corporation is merged or the entity which acquires by conveyance or transfer, or which leases, the properties and assets of the Corporation substantially as an entirety (i) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (ii) shall have a certificate of incorporation containing provisions identical to the provisions of Article Third, Article Sixth, this Article Eighth, paragraphs (c) and (d) of Article Ninth and Article Eleventh hereof, and (iii) shall expressly assume in writing the due and punctual payment of all obligations of the Corporation in connection with the indebtedness of the Corporation; and

               (2) immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing under the terms of any trust agreement or similar document entered into by the Corporation to facilitate the issuance of Securities.

     Ninth: For the management of the business and for the conduct of the affairs of the Corporation and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

          (a) The number of directors of the Corporation shall not be less than three or more than nine, with the exact number to be determined in accordance with the By-Laws of the Corporation.

          (b) Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept, subject to any applicable statutory provisions, outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

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          (c) The Corporation shall at all times have a sufficient number of officers and employees to manage its operations.

          (d) The Corporation shall at all times (A)(i) maintain the Corporation's principal executive office separate and apart from that of any Controlling Entity and conspicuously identified as the Corporation's office and (ii) pay fair market rent for its executive office space located in the offices of any Controlling Entity, (B) maintain the Corporation's books, financial statements, accounting records and other corporate documents and records separate from those of any Controlling Entity or any other entity, (C) not commingle the Corporation's assets with those of any Controlling Entity or any other entity, (D) maintain the Corporation's bank accounts, payroll and books of account separate from those of any Controlling Entity, (E) act solely in its corporate name and through its own authorized officers and agents, (F) make investments directly or by brokers engaged and paid by the Corporation or its agents (provided that if any such agent is an affiliate of the Corporation it shall be compensated at a fair market rate for its services), (G) separately manage the Corporation's liabilities from those of any Controlling Entity, and pay its own liabilities, including all administrative expenses, from its own separate assets, and (H) pay from the Corporation's assets all obligations and indebtedness of any kind incurred by the Corporation. The Corporation shall abide by all corporate formalities, including the maintenance of current minute books, and the Corporation shall cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Corporation and its assets and liabilities. The Corporation shall not commingle its assets with those of any Controlling Entity or any other entity. The Corporation shall (i) pay all its liabilities, (ii) not assume the liabilities of any Controlling Entity and (iii) not guarantee the liabilities of any Controlling Entity. The Corporation shall not acquire obligations or securities of, or make loans or advances to, any Controlling Entity, except for any obligations or loans fully supported as to principal and interest by an unaffiliated third-party. The officers and directors of the Corporation (as appropriate) shall make decisions with respect to the business and daily operations of the Corporation independent of and not be dictated by any Controlling Entity.

     Tenth. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the General Corporation Law of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or

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arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     Eleventh. The Corporation shall not, without the prior written consent of each of its Independent Directors and its Independent Officer, and of each nationally recognized rating agency which has rated the outstanding Securities, amend, alter, change or repeal Article Third, Article Sixth, Article Eighth, paragraphs (c) and (d) of Article Ninth or this Article Eleventh of this Certificate of Incorporation. Subject to the foregoing, the Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors and officers herein are granted subject to this reservation.

     Twelfth. The name and mailing address of the sole incorporator are as follows:


      Name                             Mailing Address

      Kristi A. Maher                  111 West Monroe Street
                                       Suite 1600
                                       Chicago, Illinois  60603-4080

     Thirteenth. The Corporation shall indemnify each person who is or was a director or officer of the Corporation to the fullest extent permitted by the General Corporation Law of Delaware, as it may be in effect from time to time.

     I, the undersigned, being the sole incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does hereby make this Certificate of Incorporation, declaring and certifying that this is such incorporator's act and deed and the facts herein stated are true, and accordingly has hereunto set such incorporator's hand this 30th day of July, 1996.

                                       /s/ Kristi A. Maher
                                       ----------------------------
                                       Kristi A. Maher
                                       Sole Incorporator

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